SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2011

RARUS MINERALS INC.

 (Exact name of Registrant as specified in its charter)

Nevada	333-168925	27-3015109
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

HOTELPLACE, INC.

(Former name or former address, if changed since last report)

2850 W. Horizon Ridge Parkway

 Suite 200

Henderson, NV 89052

(Address of principal executive offices)

Phone: (702) 430-4610

Fax:  (702) 430-4501

(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo, Huettel & Zouvas, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RARUS MINERALS INC.

Form 8-K

Current Report

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 24, 2011, HotelPlace, Inc., a Nevada corporation (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  As a result of the Amendment, the Company has, among other things:  (a) changed its name to Rarus Minerals Inc. to reflect its new business direction; (b) increased the authorized number of shares of common stock from one hundred and one million (101,000,000) shares, par value $0.001, to seven hundred fifty million (750,000,000) shares, par value $0.001; and (c) created a class of one hundred million (100,000,000) shares of preferred stock, par value $0.001, for which the Board of Directors may fix and determine the designations, rights, preferences or other variations.  A copy of the Amendment is filed herewith as Exhibit 3.1(a).

ITEM 8.01

OTHER EVENTS

On June 17, 2011, the Board of Directors of the Company authorized a 50-for-1 forward split of its issued and outstanding common shares, whereby every one (1) old share of common stock will be exchanged for fifty (50) new shares of the Company's common stock.  As a result, once the forward split is declared effective by the Financial Industry Regulatory Authority, the issued and outstanding shares of common stock will increase from 8,500,000 prior to the forward split to 425,000,000 following the forward split.  The forward split shares are payable upon surrender of certificates to the Company's transfer agent.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1(a)	Certificate of Amendment to Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARUS MINERALS INC.
Date: June 28, 2011	By: /s/ Manfred Ruf
Manfred Ruf
Chief Executive Officer, President & Director